EXHIBIT 21

                           LIST OF SUBSIDIARIES

     Subsidiaries of Ashland Inc. ("AI") at September 30, 2006, included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below. Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

                                                     Jurisdiction of
                     Company                          Incorporation             Immediate Parent*
-------------------------------------------------  -------------------  --------------------------------

ASH GP LLC ("ASH GP") ...........................  Delaware                           AIHI
ASH LP LLC ("ASH LP") ...........................  Delaware                           AIHI
Ashland Brasil Ltda. ("ABL").....................  Brazil                             AHBV
Ashland Canada Corp. ("ACC").....................  Nova Scotia, Canada               ACHBV
Ashland Canada Holdings B.V. ("ACHBV") ..........  Netherlands                        AHBV
Ashland Chemical Hispania, S.L. .................  Spain                              AIHI
Ashland Chimie France SAS ("ACF") ...............  France                              AF
Ashland Deutschland GmbH ("ADG").................  Germany                            AIHI
Ashland Finland Oy ..............................  Finland                     AHBV 51% - ACC 49%
Ashland France SAS ("AF") .......................  France                             AHBV
Ashland Holdings B.V. ("AHBV") ..................  Netherlands                        ATCV
Ashland International Holdings, Inc. ("AIHI") ...  Delaware                            AI
Ashland Italia S.p.A. ...........................  Italy                              AHBV
Ashland Nederland B.V. ..........................  Netherlands                        AHBV
Ashland Polyester SAS ...........................  France                             ACF
Ashland Resinas Ltda. ...........................  Brazil                             ABL
Ashland UK Limited ..............................  United Kingdom                     AHBV
Ashmont Insurance Company, Inc. .................  Vermont                             AI
AshOne C.V. ("AOCV") ............................  Netherlands          ASH LP 1% - AIHI 98% - ASH GP 1%
AshTwo C.V. ("ATCV") ............................  Netherlands          AIHI 10% - AOCV 89% - ASH GP 1%
AshThree LLC ....................................  Delaware                            AI
Valvoline (Australia) Pty. Limited ..............  Australia                          AHBV
Valvoline (Deutschland) GmbH & Co. Kg ...........  Germany                            ADG

---------------

*100% of the voting securities are owned by the immediate parent except as otherwise indicated.